Exhibit 99.3

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION - DATED JUNE 15, 2026

corebridge financial

COREBRIDGE FINANCIAL, INC.
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [TBD], 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/[TBD]**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [TBD], 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To be valid, your proxy by mail must be received by 11:59 p.m. Eastern Time on [TBD], 2026.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T00607-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

COREBRIDGE FINANCIAL, INC.

The Board of Directors of Corebridge Financial, Inc. ("Corebridge") recommends that you vote FOR the following proposals:

	For	Against	Abstain
1. *Corebridge Merger Agreement Proposal.* Proposal to adopt the Agreement and Plan of Merger, by and among Corebridge, Equitable Holdings, Inc., Mountain Holding, Inc., Palisade Holding, Inc. and Marcy Holding, Inc., dated as of March 26, 2026, which, as it may be amended from time to time, is referred to as the "Merger Agreement" and which proposal is referred to as the "Corebridge Merger Agreement Proposal."	☐	☐	☐
2. *Corebridge Advisory Compensation Proposal.* Proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the named executive officers of Corebridge in connection with the transactions contemplated by the Merger Agreement, which proposal is referred to as the "Corebridge Advisory Compensation Proposal."	☐	☐	☐
3. *Corebridge ESPP Proposal.* Proposal to adopt the Corebridge 2026 Employee Stock Purchase Plan, which proposal is referred to as the "Corebridge ESPP Proposal."	☐	☐	☐
4. *Corebridge Adjournment Proposal.* Proposal to approve the adjournment of the Corebridge special meeting to solicit additional proxies if there are not sufficient shares of Corebridge common stock represented (either in person or by proxy) and voting at the time of the Corebridge special meeting to approve the Corebridge Merger Agreement Proposal, which proposal is referred to as the "Corebridge Adjournment Proposal."	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the Corebridge special meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com. T00608-TBD COREBRIDGE FINANCIAL, INC. SPECIAL MEETING OF STOCKHOLDERS [TBD], 2026 at [TBD] [a.m./p.m.] Eastern Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) [Marc Costantini], [Polly N. Klane] and [Jeannette N. Pina], or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of COREBRIDGE FINANCIAL, INC. that the stockholder(s) is/are entitled to vote at the special meeting of stockholders to be held at [TBD] [a.m./p.m.] Eastern Time, on [TBD], 2026,virtually at www.virtualshareholdermeeting.com/[TBD], and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations for each of the proposals included herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. Continued and to be signed on reverse side